





















<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Condensed Financial Statements of Unit Corporation and Subsidiaries under cover of Form 10-Q for the three months ended March 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000798949
<NAME> UNIT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                             584
<SECURITIES>                                         0
<RECEIVABLES>                                   11,232<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0<F2>
<CURRENT-ASSETS>                                14,734
<PP&E>                                         266,224
<DEPRECIATION>                                 167,946
<TOTAL-ASSETS>                                 113,225
<CURRENT-LIABILITIES>                           11,952
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,207
<OTHER-SE>                                      53,922
<TOTAL-LIABILITY-AND-EQUITY>                   113,225
<SALES>                                              0
<TOTAL-REVENUES>                                15,871<F3>
<CGS>                                                0
<TOTAL-COSTS>                                   11,998<F3>
<OTHER-EXPENSES>                                 1,116
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 805
<INCOME-PRETAX>                                  1,952
<INCOME-TAX>                                       733
<INCOME-CONTINUING>                              1,219
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,219
<EPS-PRIMARY>                                      .06
<EPS-DILUTED>                                      .06

<F1>Accounts Receivable is presented net in the Consolidated Condensed Balance
    Sheet.
<F2>Inventory is presented as a portion of Other Current Assets in the
    Consolidated Condensed Balance Sheet.
<F3>On April 1, 1995 the Company completed a business combination between the
    Company's natural gas marketing operations and a third party also involved in natural gas marketing activities forming a new company called GED Gas Services, L.L.C. ("GED"). The Company owns a 34 percent interest in GED. Effective November 1, 1995, GED sold its natural gas marketing operations to a third party. This sale removed the Company from the third party natural gas marketing business. The discontinuation of the Company's natural gas marketing segment has been accounted for as a discontinued operation and accordingly, the 1995 consolidated condensed financial information has been restated to reflect this treatment.


